Exhibit 10.17

FORM OF

OMNIBUS AGREEMENT

among

RENTECH, INC.,

RENTECH NITROGEN GP, LLC

and

RENTECH NITROGEN PARTNERS, L.P.

OMNIBUS AGREEMENT

THIS OMNIBUS AGREEMENT, dated as of             , 2011 (the “Closing Date”), is entered into by and among RENTECH, INC., a Colorado corporation (“Rentech”), RENTECH NITROGEN GP, LLC, a Delaware limited liability company (the “General Partner”), and RENTECH NITROGEN PARTNERS, L.P., a Delaware limited partnership (the “Partnership” and, collectively with Rentech and the General Partner, the “Parties”, and each, a “Party”).

RECITALS

The Parties desire by their execution of this Agreement to evidence their understanding, as more fully set forth in Article II, with respect to certain indemnification obligations of the Parties to each other.

In consideration of the premises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Agreement” means this Omnibus Agreement, by and among Rentech, the General Partner and the Partnership, as it may be amended, supplemented or restated from time to time.

“Annual Deductible Amount” is defined in Section 2.3(a).

“Asbestos Liabilities” means any Environmental Liabilities relating to asbestos at the Operating Company’s nitrogen fertilizer facility in East Dubuque, Illinois.

“Cap Amount” is defined in Section 2.3(a).

“Closing Date” is defined in the introduction to this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Covered Environmental Liabilities” means any Environmental Liabilities of the Operating Company to the extent arising out of the ownership or operation of the Operating Company prior to the Closing Date, other than (a) any EPA Matter Liabilities in an aggregate amount not to exceed $550,000, and (b) any Asbestos Liabilities in an aggregate amount not to exceed $325,000.

“Covered Post-Closing Income Tax Liabilities” means all federal, state and local income tax liabilities attributable to the ownership or operation of the Operating Company on or after the

Closing Date, except to the extent such taxes are attributable to Rentech’s indirect ownership of the Operating Company through its ownership in the Partnership after the Closing Date.

“Covered Post-Closing Liabilities” means any Liabilities of the Operating Company to the extent arising out of the ownership or operation of the Operating Company on or after the Closing Date, other than any Covered Post-Closing Income Tax Liabilities.

“Covered Pre-Closing Liabilities” means any Liabilities of the Operating Company to the extent arising out of the ownership or operation of the Operating Company prior to the Closing Date, other than (a) any Environmental Liabilities, (b) any Pre-Closing Income Tax Liabilities, (c) any Liabilities to the extent reflected on the Latest Balance Sheet and (d) any Liabilities that have arisen since the date of the Latest Balance Sheet in the ordinary course of business.

“Distribution Agreement” means the Distribution Agreement, dated April 26, 2006, between Royster-Clark Resources LLC and the Operating Company, as amended or modified pursuant to (a) the Amendment to Distribution Agreement, dated October 13, 2009, among the Operating Company, Rentech Development Corporation and Agrium U.S., Inc.; and (b) the Assignment and Assumption Agreement, dated as of September 29, 2006, by and between Royster-Clark, Inc., Agrium U.S. Inc. and Rentech Development Corporation.

“Environmental Laws” means all laws which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other Release or threatened Release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide and Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

“Environmental Liabilities” means any damages or obligations arising out of or relating in any way to: (a) a violation of or liability under any Environmental Law; (b) a failure to obtain, maintain, or comply with any permit required or issued pursuant to any Environmental Law; (c) a Release, threatened Release or exposure to any Hazardous Substance; (d) any environmental investigation, remediation, removal, clean-up or monitoring required under Environmental Laws; or (e) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

“EPA Matter Liabilities” means any Environmental Liabilities arising from the matter described on Exhibit A.

“General Partner” is defined in the introduction to this Agreement.

“Hazardous Substances” means all pollutants, contaminants, chemicals, wastes, and any other infectious, carcinogenic, ignitable, corrosive, reactive, toxic or otherwise hazardous substances or materials (whether solids, liquids or gases) subject to regulation, control or remediation under applicable Environmental Laws. By way of example only, the term Hazardous Substances includes petroleum and/or petroleum by-products, urea formaldehyde, flammable, explosive and radioactive materials, radon gas, PCBs, pesticides, herbicides, asbestos, silica, acids, metals and solvents.

“Indemnified Party” means any member of the Partnership Group or any of the Rentech Entities, as the case may be, in its capacity as the party entitled to indemnification in accordance with Article II.

“Indemnifying Party” means any member of the Partnership Group or Rentech, as the case may be, in its capacity as the party from whom indemnification may be sought in accordance with Article II.

“Latest Balance Sheet” means the unaudited balance sheet of the Operating Company as of             , 2011.

“Liabilities” shall mean any liability, indebtedness, obligation, commitment, expense, claim, tax, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured or unmatured.

“Losses” means any losses, damages, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including, without limitation, court costs and reasonable attorney’s and expert’s fees).

“Management Services Agreement” means the Management Services Agreement, dated April 26, 2006, and as amended on July 29, 2011, by and between Rentech and the Operating Company.

“Operating Company” means Rentech Nitrogen, LLC, a Delaware limited liability company (formerly known as Rentech Energy Midwest Corporation, a Delaware corporation).

“Operating Company Assets” means (a) the Operating Company’s nitrogen fertilizer facility in East Dubuque, Illinois, including the buildings, special purpose structures, equipment, storage tanks and specialized truck, rail and river barge loading facilities located at such facility; and (b) the 15,000 tons of ammonia storage space at the Niota, Illinois terminal owned by Agrium Inc and used by the Operating Company in accordance with the Distribution Agreement, in each case, as of the Closing Date and as described in more detail in the Registration Statement.

“Organizational Documents” means certificates of incorporation, by-laws, certificates of formation, limited liability company operating agreements, certificates of limited partnership or limited partnership agreements or other formation or governing documents of a particular entity.

“Partnership” is defined in the introduction to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the Closing Date, as it may be amended, supplemented or restated from time to time.

“Partnership Change of Control” means Rentech ceases to Control the general partner of the Partnership.

“Partnership Group” means the Partnership and its Subsidiaries, including the Operating Company, treated as a single consolidated entity.

“Party” and “Parties” are defined in the introduction to this Agreement.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organizational association, government agency or political subdivision thereof or other entity.

“Pre-Closing Income Tax Liabilities” means all federal, state and local income tax liabilities attributable to the ownership or operation of the Operating Company prior to the Closing Date, including (a) any such income tax liabilities of the Partnership Group that result from the consummation of the formation transactions for the Partnership Group occurring on or prior to the Closing Date and (b) any income tax liabilities arising under Treasury Regulation Section 1.1502-6 and any similar provision from state, local or foreign applicable law, by contract, as successor, transferred or otherwise and which income tax is attributable to having been a member of any consolidated, combined or unitary group prior to the Closing Date.

“Registration Statement” means the Registration Statement on Form S-1 (File No. 333- 176065) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act of 1933, as amended.

“Release” means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration into or through the environment.

“Rentech” is defined in the introduction to this Agreement.

“Rentech Marks” means the Rentech corporate logo and other trademarks set forth on Exhibit B hereto.

“Retained Assets” means the assets owned by Rentech and its Subsidiaries (other than the General Partner and the Partnership Group) as of the Closing Date.

“Rentech Entities” means Rentech and any Subsidiary of Rentech, other than the General Partner or a member of the Partnership Group; and “Rentech Entity” means any of the Rentech Entities.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership, but only if such Person, directly or by one or more Subsidiaries of such Person, or a combination thereof, Controls such partnership, directly or indirectly, at the date of determination, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors, managers or other governing body of such Person.

ARTICLE II.

INDEMNIFICATION

Section 2.1 Indemnification by Rentech. Subject to Section 2.3, Rentech shall indemnify, defend and hold harmless the Partnership Group from and against any Losses suffered or incurred by the Partnership Group by reason or as a result of:

(a) any Covered Environmental Liabilities that are asserted during the period ending on the third anniversary of the Closing Date;

(b) any Covered Pre-Closing Liabilities that are asserted during the period ending on the seventh anniversary of the Closing Date;

(c) any Pre-Closing Income Tax Liabilities that are asserted during the period ending on the 30th day after the expiration of the applicable statute of limitations;

(d) the failure of the Partnership Group, as of the Closing Date, to be the owner of valid and indefeasible easement rights, contractual rights, leasehold interests and/or fee ownership interests in and to the lands on which the Operating Company Assets are located, and such failure renders the Partnership Group liable to a third party or unable to use or operate the Operating Company Assets in substantially the same manner that the Operating Company Assets were used and operated immediately prior to the Closing Date, which failure(s) are identified prior to the fifth anniversary of the Closing Date; and

(e) any events or conditions associated with the Retained Assets.

Section 2.2 Indemnification by the Partnership Group. Subject to Section 2.3, the Partnership Group shall, jointly and severally, indemnify, defend and hold harmless each of the Rentech Entities from and against any Losses suffered or incurred by the Rentech Entities by reason or as result of:

(a) any Covered Post-Closing Liabilities;

(b) any Covered Post-Closing Income Tax Liabilities that are asserted during the period ending on the 30th day after the expiration of the applicable statute of limitations;

(c) any EPA Matter Liabilities in an aggregate amount not to exceed $550,000;

(d) any Asbestos Liabilities in an aggregate amount not to exceed $325,000;

(e) any Liabilities, other than Covered Environmental Liabilities and Pre-Closing Income Tax Liabilities, to the extent reflected on the Latest Balance Sheet; and

(f) any Liabilities, other than Covered Environmental Liabilities and Pre-Closing Income Tax Liabilities, which have arisen since the date of the Latest Balance Sheet in the ordinary course of business;

in each case, unless such indemnification would not be permitted under the Partnership Agreement by reason of the proviso contained in Section 7.7(a) of the Partnership Agreement.

Section 2.3 Limitations Regarding Indemnification.

(a) Rentech shall not, in any calendar year, be obligated to indemnify, defend or hold harmless the Partnership Group for any Loss under Section 2.1(a) or Section 2.1(b) until such time as the aggregate amount of all such Losses in such calendar year exceeds $250,000 (the “Annual Deductible Amount”), at which time Rentech shall be obligated to indemnify the Partnership Group for such Losses that are in excess of the Annual Deductible Amount that are incurred by the Partnership Group in such calendar year. Rentech shall not be obligated to indemnify, defend or hold harmless the Partnership Group for Losses under Section 2.1(a) or Section 2.1(b) to the extent that the aggregate amount of all such Losses are in excess of $10,000,000 (the “Cap Amount”). Additionally, Rentech shall not be obligated to reimburse the Partnership Group for amounts paid to Rentech by the Operating Company on or prior to the date hereof with respect to Rentech’s utilization of net operating loss carry-forwards in accordance with the terms of the Management Services Agreement.

(b) The Partnership Group shall not, in any calendar year, be obligated to indemnify, defend or hold harmless the Rentech Entities for any Loss under Section 2.2(a) until such time as the aggregate amount of all such Losses in such calendar year exceeds the Annual Deductible Amount, at which time the Partnership Group shall be obligated to indemnify the Rentech Entities for such Losses that are in excess of the Annual Deductible Amount that are incurred by the Rentech Entities in such calendar year. The Partnership Group shall not be obligated to indemnify, defend or hold harmless the Rentech Entities for Losses under Section 2.2(a) to the extent that the aggregate amount of all such Losses are in excess of the Cap Amount.

(c) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IN NO EVENT SHALL ANY PARTY’S INDEMNIFICATION OBLIGATION HEREUNDER COVER OR INCLUDE CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR SIMILAR DAMAGES OR LOST PROFITS SUFFERED BY ANY OTHER PARTY ENTITLED TO INDEMNIFICATION UNDER THIS AGREEMENT.

Section 2.4 Indemnification Procedures.

(a) The Indemnified Party agrees that within a reasonable period of time after it becomes aware of facts giving rise to a claim for indemnification under this Article II, it will provide notice thereof in writing to the Indemnifying Party, specifying the nature of and specific basis for such claim.

(b) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party by any Person (other than a Party) that are covered by the indemnification under this Article II, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such claim.

(c) The Indemnified Party agrees to cooperate in good faith and in a commercially reasonable manner with the Indemnifying Party, with respect to all aspects of the defense of any claims covered by the indemnification under this Article II, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense, the making available to the Indemnifying Party of any employees of the Indemnified Party and the granting to the Indemnifying Party of reasonable access rights to the properties and facilities of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of the Indemnified Party and further agrees to maintain the confidentiality of all files, records and other information furnished by the Indemnified Party pursuant to this Section 2.4. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article II; provided, however, that the Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

(d) In determining the amount of any Loss for which the Indemnified Party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the Indemnified Party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the Indemnified Party as a result of such claim and (ii) all amounts recovered by the Indemnified Party under contractual indemnities from third Persons.

ARTICLE III.

TRADEMARK LICENSE

Section 3.1 Grant of License. Subject to the terms and conditions set forth herein, Rentech hereby grants, and agrees to cause its Affiliates to grant, to the General Partner and the Partnership Group, a royalty-free, worldwide, non-exclusive, non-sublicensable and non-transferable (without the prior written consent of Rentech) right and license to use the Rentech Marks solely in connection with the business of the Partnership Group. Notwithstanding the provisions of Section 4.4, Rentech may assign the license granted under this Section 3.1 without the consent of the General Partner, the Partnership, or any member of the Partnership Group.

Section 3.2 Ownership. The General Partner and the Partnership, on behalf of itself and the other members of the Partnership Group, agree that Rentech retains all right, title and interest in and to the Rentech Marks and the goodwill associated therewith, and neither the General Partner nor the Partnership Group have any right, title or interest in and to the Rentech Marks except such right and license granted by Rentech in Section 3.1. The General Partner and the Partnership, on behalf of itself and the other members of the Partnership Group, acknowledge and agree that their use of the Rentech Marks shall not create any right, title or interest in or to any of the Rentech Marks, and all use of the Rentech Marks by the General Partner, the Partnership or any other member of the Partnership Group, shall inure solely to the benefit of Rentech. The General Partner and the Partnership, on behalf of itself and the other members of the Partnership Group, acknowledge and agree that they shall never challenge, contest or question the validity of Rentech’s ownership of the Rentech Marks or any registrations thereof by Rentech. Neither the General Partner nor any member of the Partnership Group shall in any manner represent that it has any ownership in the Rentech Marks or registrations thereof, except such right and license granted by Rentech in Section 3.1.

Section 3.3 Quality Control. The General Partner and the Partnership agree, and agree to cause the other members of the Partnership Group, to use the Rentech Marks in accordance with such quality standards and instructions established and communicated by Rentech from time to time. The General Partner and the Partnership Group shall at all times indicate that the Rentech Marks are registered and/or unregistered trademarks or logos of Rentech and are being used by the General Partner and the Partnership Group pursuant to a license granted by Rentech. The General Partner and the Partnership Group shall not use the Rentech Marks in any manner which disparages Rentech or its reputation, nor take any action or fail to take any necessary action which may jeopardize the Rentech Marks or Rentech’s ownership or control thereof. Rentech shall have, at all reasonable times and upon five (5) business days written notice to any of the General Partner or the Partnership Group, the right to inspect such party’s use of the Rentech Marks and the associated services, products, marketing materials, and/or advertising in order to carry out appropriate quality control. Should Rentech ever notify any of the General Partner or the Partnership Group that any use by such party of the Rentech Marks fails to comply with Rentech’s quality standards or instructions, such party shall promptly correct such defects in accordance with reasonable instructions from Rentech with respect thereto.

Section 3.4 Indemnification. Rentech shall, to the fullest extent permitted by applicable law, defend, indemnify and hold harmless the Partnership Group and its successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives from and against any and all Losses arising out of or related in any way to their use of the Rentech Marks in a manner in accordance with this Article III to the extent such claims are attributable to any claim of infringement or ownership asserted by a third party as to the Rentech Marks used in such manner. The Partnership Group shall, to the fullest extent permitted by applicable law, indemnify and hold harmless Rentech and its successors and assigns authorized hereunder and any of their respective officers, directors, employees, agents and representatives from and against any and all Losses arising out of or related in any way to the Partnership Group’s use of the Rentech Marks in a manner not in accordance with this Article III to the extent such claims are attributable to any claim of infringement or ownership asserted by a third party as to the Rentech Marks used in such manner. Rentech shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims asserted by a third party that are covered by the indemnification under this Section 3.4, including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that where such claim is against the Partnership Group, no such settlement shall be entered into without the consent of the Partnership Group unless it includes a full release of the Partnership Group from such claim.

Section 3.5 Termination. The provisions of this Article III may be terminated by Rentech upon a Partnership Change of Control, and concurrently with such termination the General Partner and the Partnership shall (a) cease all use of the Rentech Marks and shall adopt new trademarks, service marks, and trade names that are not confusingly similar to the Rentech Marks and (b) no later than ninety (90) days following the termination of this Article III, the General Partner shall have caused each member of the Partnership Group to change its legal name so that there is no longer any reference therein to the name “Rentech” or any variation, derivation or abbreviation thereof, and in connection therewith, the General Partner shall cause each member of the Partnership Group to make all necessary filings of certificates to amend its Organizational Documents or otherwise change its legal name by such date.

ARTICLE IV.

MISCELLANEOUS

Section 4.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be delivered to the recipient in person, by courier or mail or by facsimile; and a notice, request or consent given under this Agreement is effective on receipt by the Party to receive it; provided, however, that a facsimile transmission that is transmitted after the normal business hours of the recipient shall be deemed effective on the next business day. All notices, requests and consents must be sent to or made as provided below.

If to the Partnership or the General Partner, to:

Rentech Nitrogen GP, LLC

10877 Wilshire Boulevard

Suite 600

Los Angeles, CA 90024

Facsimile: (310) 571-9799

Attention: General Counsel

If to Rentech, to:

Rentech, Inc.

10877 Wilshire Boulevard

Suite 600

Los Angeles, CA 90024

Facsimile: (310) 571-9799

Attention: General Counsel

Section 4.2 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Party in the performance by that Party of its obligations under this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Party of the same or any other obligations of that Party under this Agreement. Except as otherwise provided in this Agreement, failure on the part of a Party to complain of any act of another Party or to declare another Party in default under this Agreement, irrespective of how long that failure continues, does not constitute a waiver by that Party of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 4.3 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, will refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Articles and Sections will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement, respectively. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The terms “include,” “includes,” “including” or words of like import will be deemed to be followed by the words “without limitation.”

Section 4.4 Assignment. Except as expressly provided herein, no Party shall have the right to assign its rights or obligations under this Agreement without the consent of the other Parties hereto.

Section 4.5 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 4.6 Third Party Rights. Each Indemnified Party that is not a Party shall be entitled to assert rights and remedies hereunder as a third-party beneficiary hereto with respect to the provisions of this Agreement affording a right, benefit or privilege to such Indemnified Party. Except as provided in the preceding sentence, the provisions of this Agreement are intended to bind the Parties signatory hereto as to each other and are not intended to and do not create rights in any other Person or confer upon any other Person any benefits, rights or remedies, and no Person is or is intended to be a third party beneficiary of any of the provisions of this Agreement. Without limiting the foregoing, no limited partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

Section 4.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together will constitute one agreement binding on the Parties.

Section 4.8 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

Section 4.9 Submission to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York and each of the Parties hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party, at its address for notices set forth in this Agreement, such service to become effective ten (10) days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. The foregoing shall not limit the rights of any Party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective Parties. Each of the Parties hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect this Agreement. To the fullest extent permitted by applicable law, each of the Parties hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in this Section 4.9 and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding. The Parties agree that any judgment obtained by any Party or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such Party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law. The Parties agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the Parties may have. Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation as between the Parties directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby or disputes relating hereto. Each Party (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other Parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 4.9.

Section 4.10 Remedies to Prevailing Party. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 4.11 Severability. If any provision of this Agreement or the application thereof to any Person or any circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 4.12 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties.

Section 4.13 Integration. This Agreement and the exhibit referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such exhibit contain the entire understanding of the Parties with respect to its subject matter. No understanding, representation, promise or agreement, whether oral or written, is intended to be or will be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties after the date of this Agreement.

Section 4.14 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 4.15 Termination of Agreement. The provisions set forth in Article III may be terminated as provided in Section 3.4. For the avoidance of doubt, the provisions set forth in Article II and Article IV shall survive the termination of Article III in accordance with their respective terms.

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IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

RENTECH, INC.

By:
Name:
Title:

RENTECH NITROGEN GP, LLC

By:
Name:
Title:

RENTECH NITROGEN PARTNERS, L.P.

By: Rentech Nitrogen GP, LLC, its general partner

By:
Name:
Title:

Exhibit A

In October 2009, the EPA Region 5 issued a Notice and Finding of Violation pursuant to the Clean Air Act (“CAA”) related to the number 1 nitric acid plant at the Operating Company’s facility in East Dubuque, Illinois. The notice alleges violations of the CAA’s New Source Performance Standard for nitric acid plants, Prevention of Significant Deterioration requirements and Title V Permit Program requirements. The notice appears to be part of the Environmental Protection Agency’s Clean Air Act National Enforcement Priority for New Source Review/Prevention of Significant Deterioration related to acid plants, which seeks to reduce emissions from acid plants through proceedings that result in the installation of new pollution control technology.

Exhibit B

RENTECH

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